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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

EL PASO CORPORATION COMPLETES IMPORTANT STEP IN ITS PLAN TO ENHANCE LIQUIDITY AND FINANCIAL FLEXIBILITY;
EXTENDS MATURITY OF $3-BILLION REVOLVING CREDIT FACILITY TO JUNE 2005

HOUSTON, TEXAS, APRIL 16, 2003--El Paso Corporation (NYSE:EP) today announced that it has completed an important objective of its 2003 operational and financial plan by refinancing and restructuring its major bank facilities.

"We are pleased with the support provided by our bank group that allowed for the completion of this important step in our operational and financial plan well ahead of schedule," said Ronald L. Kuehn, Jr., chairman and chief executive officer of El Paso Corporation. "These facilities provide significant value to all of our stakeholders as they further improve the company's liquidity position while simplifying and strengthening our balance sheet. They are designed to provide the company with the flexibility to aggressively reduce our leverage with our cash flow from operations and the proceeds from our asset sales program over the remainder of 2003 and 2004."

New Credit Facilities
---------------------

The company has entered into a $3-billion revolving credit facility due June 2005, which replaces the company's previous $3-billion facility that had a one-year term-out option to May 2004. El Paso's existing $1-billion revolving facility, which matures in August 2003, and approximately $1 billion of other bank facilities (including leases, letters of credit and other facilities) will remain in place with no change in maturity. However, the key financial covenants of these facilities have been conformed to the $3-billion facility and they will share in the collateral being provided to that facility.

In addition, the company restructured its approximately $750-million remaining outstanding Clydesdale preferred interests as a term loan that will amortize in equal quarterly amounts over the next two years. The term loan is secured by the assets currently supporting the Clydesdale transaction, consisting of a production payment from El Paso, various natural gas and oil properties, and El Paso's equity ownership in Colorado Interstate Gas Company.

The $3-billion facility and the other bank facilities are secured by El Paso's equity interests in all of its 100-percent-owned pipelines (with the exception of Southern Natural Gas), the common and Series C units in El Paso Energy Partners that are currently owned by El Paso Corporation, and the equity interests in the El Paso subsidiaries that own the property securing the term loan. All of the facilities have a borrowing cost of LIBOR plus 350 basis points and letter of credit fees of 350 basis points. The key financial covenant in the facilities is a requirement for the company to maintain debt to total capitalization not in excess of 75 percent, as defined in the facilities.

Next Steps of El Paso's Operational and Financial Plan
------------------------------------------------------

"With the completion of this new bank facility, our recent agreement in principle to resolve the principal claims arising from the Western energy crisis, and the continuing progress of our 2003 non-core asset sale program, we have made significant strides toward the completion of the repositioning of El Paso," Mr. Kuehn added. "We are now focusing on the critical next steps of our operational and financial plan, including aggressive cost reductions, recovery of significant portions of our cash collateral, debt reduction, and other actions."

These actions include:

     o Targeting at least $250 million of additional pre-tax cost savings and business efficiencies beyond the $150 million previously announced by the end of 2004;

     o Working to recover as promptly as practicable cash collateral currently committed to the company's trading, petroleum, refining, and other businesses; and

     o Reducing the company's obligations senior to common stock by at least $2.5 billion by the end of 2003.

El Paso's Board of Directors has formed a strategic planning committee to ensure that El Paso maximizes all opportunities inherent in its core businesses as the company moves forward with the 2003 operational and financial plan.

"Our Board of Directors is committed to continuing the progress we have made under our plan in order to enhance the value of El Paso," Mr. Kuehn continued. "As we move beyond the repositioning phase of our plan, we will quickly and aggressively take actions to maximize value for all our shareholders."

Financing Activity Update
-------------------------

In order to further simplify its balance sheet, since year-end 2002 El Paso has:

     o Refinanced the Clydesdale and Trinity River preferred interests of consolidated subsidiaries and restructured the related cash restrictions;

     o Issued $700 million in senior unsecured notes at Southern Natural Gas Company and ANR Pipeline Company;

     o Issued a $1.2-billion two-year guaranteed term loan secured by certain of the company's natural gas and oil properties;

     o    Repaid the $1-billion Limestone Notes in March; and

     o Extended the maturity of its $3-billion revolving credit facility through mid-year 2005.

To continue that process, the company expects to:

     o Purchase the third-party equity in its Electron investment for $175 million in the second quarter of 2003, resulting in the consolidation of the assets and liabilities within that entity;

     o Purchase the third-party equity in our Gemstone investment for $50 million in the second quarter of 2003, resulting in the consolidation of the assets and liabilities within that entity; and

     o Repay the $1.2-billion two-year term loan issued in February 2003 through the issuance of longer-term debt in the capital markets in the second or third quarter of this year to eliminate the amortization requirements of that financing in 2004 and 2005.

"We have significantly improved our liquidity over the last several months," said D. Dwight Scott, executive vice president and chief financial officer of El Paso Corporation. "While we will continue to manage our liquidity carefully, our focus in the coming months will be on implementing the additional steps of our plan that will strengthen our financial position and reduce debt at the company."

Greater detail on El Paso's new bank facility is attached to this release. In addition, the company will file the credit agreements and related documents with the SEC later today in a Form 8-K.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, midstream services, and power. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions, including an extension of our bank facilities; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

On April 9, 2003, El Paso Corporation filed a preliminary proxy statement relating to its 2003 annual meeting with the Securities and Exchange Commission. Prior to the annual meeting, El Paso will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read El Paso's proxy statement as it contains important information.

Shareholders may obtain a copy of El Paso's preliminary proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the preliminary proxy statement and any amendments and supplements are available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, P.O. Box 2511, Houston, TX 77252. In addition, copies of El Paso's proxy materials may be requested by contacting El Paso's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in El Paso's preliminary proxy statement.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax: (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
Office: (212) 355-4449
Fax: (212) 355-4554


                                ATTACHMENTS

                                  EL PASO

                    $3 BILLION REVOLVING CREDIT FACILITY

                                  SUMMARY

TRANSACTION:                  A  $3  billion   secured   revolving   credit
                              facility with a $1.5 billion Letter of Credit sublimit.

MATURITY:                     June 30, 2005.

PURPOSE: This transaction refinances the existing $3 billion 364-day revolving credit facility.

BORROWERS:                    There  are  four  borrowers   under  the  new
                              revolving credit documents:

                              o  El Paso Corporation
                              o  ANR Pipeline Company
                              o  El Paso Natural Gas Company
                              o  Tennessee Gas Pipeline Company

GUARANTORS:                   o  Guarantee by El Paso and the  Subsidiary
                                 Guarantors (which include American Natural
                                 Resources  Company,  El Paso CNG  Company,
                                 L.L.C., El Paso Tennessee Pipeline Co., and the legal entities that directly own the pledged equity interest)

                              o  Pipeline Company Borrowers are only liable
                                 for  the  amount  each  Pipeline   Company
                                 Borrower borrows.

                              o El Paso Natural Gas Company and Tennessee Gas Pipeline Company will continue as joint and several guarantors for approximately 120 days post closing and until completion of certain conditions.

COLLATERAL:                   The  Secured  Obligations  to be equally  and
                              ratably secured by the Collateral listed on Annex I.

OPTIONAL PREPAYMENTS:         Permitted.

MANDATORY COMMITMENT          Mandatory    commitment   reductions   and/or
REDUCTIONS/PREPAYMENTS:       prepayments  will be  required  with  respect
                              to (i) the sale or  disposition of the Series
                              A Common  Units and Series C Units of El Paso
                              Energy  Partners,  L.P.  that are  pledged as
                              Collateral  (collectively,  the "EPN  Units")
                              (ii)  the  sale  or  disposition  of  pledged
                              equity   interests   and  (iii)   subject  to
                              materiality  thresholds  and the  failure  to
                              reinvest  proceeds in  FERC-regulated  assets
                              with   respect   to  the   Pipeline   Company
                              Borrowers within specified time periods,  the
                              sale  or   disposition   of   assets  of  the
                              designated subsidiaries that are related to the subsidiary Guarantors.

FEES:                         Commitment fees of 75 bps per annum.

APPLICABLE RATE:              The  applicable  rate on all  borrowings  and
                              issued LC's is LIBOR plus 350 bps.

KEY FINANCIAL COVENANTS:      El  Paso  shall   not  permit  the  ratio  of
                              consolidated  Debt and  Guaranties of El Paso
                              and its  consolidated  Subsidiaries  (without
                              duplication  and  determined as to all of the
                              foregoing  entities on a consolidated  basis)
                              to   Capitalization   of  El  Paso   and  its
                              consolidated       Subsidiaries      (without
                              duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed 75%.

                              Each Pipeline Company Borrower shall not, and shall not permit its consolidated Subsidiaries to, incur Debt or liabilities under Guaranties if, after giving effect thereto, the ratio of consolidated Debt and Guaranties of such Pipeline Company Borrower and its consolidated Subsidiaries to EBITDA would exceed 5 to 1. The proceeds of any such Debt or Guaranties are to be used only for maintenance and expansion expenditures or investments in other FERC-regulated assets (other than acquisitions of other companies or business divisions).

                                  ANNEX I
                                  -------

                   COLLATERAL FOR THE SECURED OBLIGATIONS

     The equity interest in each of the Subsidiaries of El Paso as described below, together with the EPN Units, will be pledged as Collateral for the $3 Billion Facility and the other Secured Obligations:

Tennessee Gas Pipeline Related Collateral
-----------------------------------------

     Pledge of 100% of the outstanding equity interests in Tennessee Gas Pipeline Company.

Bear Creek Storage Related Collateral
-------------------------------------

     Pledge of 100% of the outstanding equity interests in Tennessee Storage Company, which owns 50% of the outstanding equity interests in Bear Creek Storage Company.

     Pledge of 100% of the outstanding equity interests in Southern Gas Storage Company, which owns 50% of the outstanding equity interest in Bear Creek Storage Company.

ANR Pipeline Related Collateral
-------------------------------

     Pledge of 100% of the outstanding equity interests in (i) ANR Pipeline Company and (ii) ANR Storage Company.

EPNG Pipeline Related Collateral
--------------------------------

     Pledge of 100% of the outstanding equity interests in El Paso Natural Gas Company.

Mojave Pipeline Company Related Collateral
------------------------------------------

     Pledge of 100% of the outstanding equity interests in El Paso Mojave Pipeline Company, which owns 50% of the outstanding equity interests in Mojave Pipeline Company.

     Pledge of 100% of the outstanding equity interests in EPNG Mojave Inc., which owns 50% of the outstanding equity interests in Mojave Pipeline Company.

Wyoming Interstate Related Collateral
-------------------------------------

     Pledge of 100% of the outstanding equity interests in (i) CIG Gas Supply Company, which owns the sole general partner interest in Wyoming Interstate Company Ltd.; and (ii) Wyoming Gas Supply Inc., which owns the sole limited partner interest in Wyoming Interstate Company Ltd.

Mustang (Clydesdale) Related Collateral (CIG Pipeline)
------------------------------------------------------

     Pledge of 100% of the outstanding equity interests in Noric Holdings III, L.L.C., which is the owner of 100% of the outstanding equity interests in Colorado Interstate Gas Company.

Mustang (Clydesdale) Related Collateral (Non-CIG Pipeline)
----------------------------------------------------------

     Pledge of 100% of the outstanding equity interests in Noric Holdings I, L.L.C. and Noric Holdings IV, L.L.C., which owns directly 100% of the outstanding equity interests in the entities that hold the natural gas and oil assets and production payments within the Mustang structure.

El Paso Energy Partners, L.P. Units
-----------------------------------

     Pledge of 11,674,245 Series A Common Units and 10,937,500 Series C Units issued by El Paso Energy Partners, L.P.

                                  EL PASO

                           $753 MILLION TERM LOAN

                                  SUMMARY

TRANSACTION:                  A $753 million amortizing secured term loan.

MATURITY:                     February 7, 2005

PURPOSE:                      To  refinance  the  remaining   $753  million
                              Clydesdale preferred interests.

BORROWERS:                    There are four borrowers:
                              o   Noric Holdings, LLC
                              o   Noric Holdings I, LLC
                              o   Noric Holdings III, LLC
                              o   Noric Holdings IV, LLC

GUARANTOR:                    El Paso Corporation.

COLLATERAL:                   The loan is equally  and  ratably  secured by
                              the assets pledged in the existing Clydesdale
                              transaction  which  consist  of a  production
                              payment from El Paso, various oil and natural
                              gas   properties,   and  El   Paso's   equity
                              ownership interest in Colorado Interstate Gas
                              Company.

OPTIONAL PREPAYMENTS:         Permitted.

AMORTIZATION:                 $100,000,000 due quarterly  through November,
                              2004. Remaining amounts are due on the final payment date, February 7, 2005.

APPLICABLE RATE:              At   closing,   the   applicable   rate   all
                              borrowings is LIBOR plus 396 bps

COVENANTS:                    Similar to existing Clydesdale  Covenants and
                              modified, as it relates to El Paso, to conform to El Paso's $3 billion revolving credit facility.